Exhibit 4.15

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT
AGREEMENT

Effective as of January 27, 2004

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among FRESH DEL MONTE PRODUCE INC., a Cayman Island company (“Fresh Produce”), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation (“Fresh N.A.”), DEL MONTE FRESH PRODUCE INTERNATIONAL, INC., a Liberian corporation (“Fresh International”) and FRESH DEL MONTE SHIP HOLDINGS LTD., a Cayman Island company (“Ship Holdings”) (Fresh Produce, Fresh N.A., Fresh International, and Ship Holdings are referred to herein collectively as the “Borrowers” and each individually as a “Borrower”); the entities identified as “Guarantors” on the signature pages hereof (each a “Guarantor” and collectively the “Guarantors”); the banks and other lending institutions listed on the signature pages hereof as Lenders (the “Lenders”); and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

     (1) The Borrowers, the Administrative Agent, and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 21, 2003 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”).

     (2) The Borrowers have requested that certain terms and conditions of the Credit Agreement be amended and the Administrative Agent and the Lenders have agreed to the requested amendments, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

     Section 1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement, Certain Defined Terms, is hereby amended by deleting the pricing grid contained in the definition of “Applicable Margin” in its entirety and substituting in lieu thereof the following:

			Applicable	Applicable
		Applicable	Margin for	Margin for
		Margin for LIBO	Base Rate	Unused
Level	Leverage Ratio	Rate Advances	Advances	Commitment
1	Greater than or equal to 3.00 to 1.00	2.750%	1.500%	0.500%
2	Less than 3.00 to 1.00, but greater than or equal to 2.50 to 1 .00	2.400%	1.150%	0.500%
3	Less than 2.50 to 1 .00, but greater than or equal to 2.00 to 1 .00	2.250%	1.000%	0.450%
4	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	2.000%	0.750%	0.400%
5	Less than 1.50 to 1.00, but greater than or equal to 1 .00 to 1 .00	1.750%	0.500%	0.350%
6	Less than 1.00 to 1.00, but greater than or equal to 0.50 to 1 .00	1.500%	0.250%	0.275%
7	Less than 0.50 to 1.00	1.250%	0.000%	0.225%
8	Senior Debt Rating of BBB (by S&P) and Baa2 (by Moody’s) or higher	1.125%	0.00%	0.225%

     Section 2. Representations and Warranties. Each of Fresh Produce and the other Borrowers represents and warrants as follows :

     (a) The execution, delivery and performance by each Borrower of this Amendment and the other transaction contemplated hereby, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower’s charter or by-laws; (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer influenced and Corrupt Organization Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Borrower, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Borrower or any of its Subsidiaries.

     (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Borrower of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

     (c) This Amendment and each other document required to be delivered by a Borrower hereunder has been duly executed and delivered by each Borrower thereto, and constitutes the legal, valid and binding obligation of each Borrower thereto, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

     (d) The representations and warranties contained in Article 4 of the Credit Agreement, and in each of the Loan Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

     (e) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     Section 3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above when the Administrative Agent shall have received, in form and substance satisfactory to it:

          (a) This Amendment, duly executed by the Borrowers, the Guarantors, the Administrative Agent and all of the Lenders; and

          (b) Such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

     Section 4. Reference to and Effect on the Credit Agreement.

     (a) Upon the effectiveness of this Amendment as set forth in Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     (c) The execution, delivery and effectiveness of this Amendment shall not except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 5. Costs, Expenses and Taxes. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 6. Affirmation of Guaranty. By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under its Guaranty Agreement remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under its Guaranty Agreement.

     Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 9. Final Agreement. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:	FRESH DEL MONTE PRODUCE INC., as Borrower

	By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE N.A., INC., as Borrower

	By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE INTERNATIONAL, INC., as Borrower

	By:	-s- John F. Inserra

Title : DIRECTOR

FRESH DEL MONTE SHIP HOLDINGS LTD., as Borrower

	By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

GUARANTORS:	DEL MONTE FRESH PRODUCE COMPANY

	By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (SOUTHWEST), INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (FLORIDA), INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

FRESH DEL MONTE PRODUCE (CANADA), INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (SOUTHEAST), INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (WESTCOAST), INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

STANDARD FRUIT AND VEGETABLE CO., INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

STANDARD FRUIT AND VEGETABLE OF ARIZONA, INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

SFV-AZ, LLC

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

SFV GEORGIA, INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

STANDARD FRUIT AND VEGETABLE OF KANSAS CITY, INC.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (UK) LTD.

By:	-s- John F. Inserra

Title : DIRECTOR ATTORNEY-IN-FACT

DEL MONTE FRESH PACKAGED PRODUCE (UK) LTD.

By:	-s- John F. Inserra

Title : DIRECTOR ATTORNEY-IN-FACT

GLOBAL REEFER CARRIERS, LTD.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

FDM HOLDINGS LIMITED

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE B. V.I. LIMITED

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

CORPORATION DE DESARROLLO AGRICOLA DEL MONTE S.A.

By:	-s- John F. Inserra

Title : DIRECTOR

COMPANIA DE DESARROLLO BANANERO DE GUATEMALA S.A.

By:	-s- John F. Inserra

Title : ATTORNEY-IN-FACT

DEL MONTE FRESH PRODUCE (ASIA-PACIFIC) LIMITED

By:	-s- John F. Inserra

Title : DIRECTOR

DEL MONTE FRESH PRODUCE B.V.

By:	-s- John F. Inserra

Title : ATTORNEY-IN-FACT

FRESH DEL MONTE PRODUCE N.V.

By:	-s- John F. Inserra

Title : EXECUTIVE VICE PRESIDENT & C.F.O.

WAFER LIMITED

	By:	-s- John F. Inserra

Title: DIRECTOR

FRESH DEL MONTE JAPAN COMPANY LTD.

	By:	-s- John F. Inserra

Title: EXECUTIVE VICE PRESIDENT & C.F.O.

DEL MONTE FRESH PRODUCE (CHILE) S.A.

	By:	-s- John F. Inserra

Title: DIRECTOR

ADMINISTRATIVE AGENT,	COOPERATIEVE CENTRALE RAIFFEISEN-
ISSUING BANKS AND	BOERENLEENBANK B.A., “Rabobank
LENDERS:	Nederland”, New York Branch, as Administrative
Agent, Issuing Bank and a Lender

	By:	-s- Kimberly D. English

Title: VICE PRESIDENT

	By:	-s- Brett Delfino

Title: EXECUTIVE DIRECTOR

HARRIS TRUST AND SAVINGS BANK, as a Lender

	By:	-s- [ILLEGIBLE]

Title: VICE PRESIDENT

ING CAPITAL LLC, as a Lender

	By:	-s- Lina A. Garcia

Title: ASSOCIATE

AGFIRST FARM CREDIT BANK, as a Lender

By:	-s- [ILLEGIBLE]

Title: VICE-PRESIDENT

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By:	-s- Bruce P. Rouse

Title: VICE-PRESIDENT

FARM CREDIT SERVICES OF MID-AMERICA, PCA, as a Lender

By:	-s- Steven R. Kluemper

Title: AGRIBUSINESS ACCOUNT EXECUTIVE

FARM CREDIT WEST, PCA, as a Lender

By:	-s- Ben Madonna

Title: ASST. VICE PRESIDENT

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA, d/b/a FCS COMMERCIAL FINANCE GROUP, as a Lender

By:	-s- [ILLEGIBLE]

Title: SVP - SYNDICATED FINANCE

SUNTRUST BANK, as a Lender

By:	-s- Gregory L. Cannon

Title- DIRECTOR

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	-s- Scott S. Trauth

Title: SENIOR VICE PRESIDENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	-s- [ILLEGIBLE]

Title: DIRECTOR

1ST FARM CREDIT SERVICES, PCA, as a Lender

By:	-s- Dale A. Richardson

Title: VP ILLINOIS CAPITAL MARKETS [ILLEGIBLE]

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	-s- Clifford F. Cho

Title: ASSISTANT VICE PRESIDENT

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Lender

By:	-s- Alfred S. Compton, Jr.

Title: VP/SR. LENDING OFFICER

COBANK, ACB, as a Lender

By:	-s- S. Richard Dill

Title: VICE PRESIDENT

U. S. AGBANK, FCB f/k/a FARM CREDIT BANK OF WICHITA, as a Lender

By:	-s- [ILLEGIBLE]

Title: VICE PRESIDENT

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as a Lender

By:	-s- Alison B. Barber

Title: VICE PRESIDENT

By:	-s- Martin Lunder

Title: SENIOR VICE PRESIDENT

BANK of AMERICA, as a Lender

By:	-s- [ILLEGIBLE]

Title: AVP